The information in this pricing supplement is not complete and may be changed.  We may not deliver these securities until a final pricing supplement is delivered.  This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, Pricing Supplement dated August 13, 2009

PROSPECTUS dated December 23, 2008	Pricing Supplement No. 163 to
PROSPECTUS SUPPLEMENT dated December 23, 2008	Registration Statement No. 333-156423
Dated August , 2009
Rule 424(b)(2)
$
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Capital-Protected Barrier Notes due August     , 2012
Based on the Performance of a Hybrid Basket Composed of the iShares® MSCI Emerging Markets Index Fund, the S&P 500® Index, the Dow Jones-UBS Commodity IndexSM, the Japanese Yen, the Eurozone Euro and the Australian Dollar

Unlike ordinary debt securities, the notes do not pay interest.  Instead, the notes will pay at maturity the principal amount of $10 plus a supplemental redemption amount, if any, based on the performance of a hybrid basket, weighted among equity, commodity and currency components, each of which we refer to as a basket component.  If the hybrid basket appreciates over the term of the notes, the notes will pay a supplemental redemption amount representing 100% of any such appreciation up to a maximum payment at maturity, due to the barrier feature, of 122% to 134% (to be determined on the pricing date) of the principal amount per note.  But, if, on any day during the observation period, the basket has appreciated as a whole by a percentage greater than the barrier level, the notes will instead pay the $10 stated principal amount plus a fixed supplemental redemption amount of only $0.60 per note (6% of the stated principal amount) for a total payment at maturity of $10.60 per note.

The basket will be weighted 30% to the iShares® MSCI Emerging Markets Index Fund, which we refer to as the basket ETF, 20% to the S&P 500® Index, which we refer to as the basket equity index, 20% to the Dow Jones-UBS Commodity IndexSM, which we refer to as the basket commodity index, and 10% to the Japanese Yen relative to the U.S. dollar, 10% to the Eurozone Euro relative to the U.S. dollar and 10% to the Australian Dollar relative to the U.S. dollar,  which we refer to as the basket currencies.

The notes are senior unsecured obligations of Morgan Stanley and all payments on the notes are subject to the credit risk of Morgan Stanley.
•	The principal amount and issue price of each note is $10. We will not pay interest on the notes.
•	At maturity, you will receive, for each $10 principal amount of notes, the principal amount plus a supplemental redemption amount, if any, determined as follows:
º	if on each day during the observation period, the basket performance is at or below the barrier level of 22% to 34%:
➢
$10 times (i) the basket performance on the determination date times (ii) 100%, which we refer to as the participation rate, subject to the maximum payment at maturity of $12.20 to $13.40 per note (122% to 134% of the stated principal amount), provided that if the basket performance on the determination date is equal to or less than zero, the supplemental redemption amount will be $0; or

º	if on any day during the observation period the basket performance is above the barrier level, $0.60 per note (6% of the stated principal amount).
•
The basket performance on any day during the observation period will equal the sum of the performance values for each of the basket components on such day. The observation period will be each trading day which is also an equity index business day, a commodity index business day and a currency business day and on which there is no market disruption event with respect to any of the basket components, beginning on, and including, the trading day following the pricing date and ending on, and including, the determination date.

•
On any day during the observation period, the performance value for each basket component will measure the weighted appreciation or depreciation of each basket component from the pricing date to its closing price on such day, as described more fully herein.

•	The notes will price for sale to the public on August , 2009, which we refer to as the pricing date.
•	The determination date will be August , 2012.
•	Investing in the notes is not equivalent to investing directly in the basket components.
•	The notes will not be listed on any securities exchange.
•	The minimum purchase amount is $1,000 or 100 notes, and integral multiples of $10 thereafter.
•	The CUSIP number for the notes is 617484605 and the ISIN number for the notes is US6174846054.
You should read the more detailed description of the notes in this pricing supplement.  In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Notes.”
The notes involve risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on PS-13.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

PRICE $10 PER NOTE

	Price to Public	Agent’s Commissions(1)	Proceeds to Company
Per note	$10	$0.20	$9.80
Total	$	$	$
(1)	For additional information, see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.  Furthermore, the notes will not be guaranteed by the Federal Deposit Insurance Corporation under the FDIC’s Temporary Liquidity Guarantee Program.

MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called “Description of Notes—Supplemental Information Concerning Plan of Distribution.”

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The notes have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The notes may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the notes or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the notes to the public in Hong Kong as the notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

The agent and each dealer represent and agree that they will not offer or sell the notes nor make the notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than:

(a)                 an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)                 an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)                 a person who acquires the notes for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)                 otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The notes have not been and will not be registered with the Securities and Futures Bureau of the People’s Republic of China and therefore may not be offered or sold in the People’s Republic of China.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the notes we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The notes offered are medium-term debt securities of Morgan Stanley.  The return on the notes is linked to the performance of a basket weighted 30% to the shares of the iShares® MSCI Emerging Markets Index Fund (the “basket ETF”), 20% to the S&P 500® Index (the “basket equity index”), 20% to the Dow Jones-UBS Commodity IndexSM (the “basket commodity index”), 10% of Japanese Yen, 10% to the Eurozone Euro and 10% to the Australian Dollar (together with the Japanese Yen and the Eurozone Euro, the “basket currencies”), each of which we refer to as a basket component.  These notes combine features of a debt investment and an investment in U.S. and emerging markets equities, commodities and the basket currencies by offering at maturity 100% principal protection of the issue price with the opportunity for 100% participation in the weighted aggregate appreciation, if any, of the basket components, subject to the barrier feature.  Due to the barrier feature, the maximum potential payment at maturity will be 122% to 134% (to be determined on the pricing date) of the principal amount per note if, and only if, the weighted aggregate appreciation of the basket remains at or below the barrier level of 22% to 34% throughout the term of the notes.  If however, the weighted aggregate appreciation of the basket exceeds the barrier level on any day during the term of the notes, you will receive a payment at maturity of only 106% of the principal amount per note.  The notes do not pay interest.  All payments on the notes are subject to the credit risk of Morgan Stanley.

“iShares®” is a registered trademark of Barclays Global Investors, N.A.  “Dow Jones®”, “DJ”, “UBS” “Dow Jones–UBS Commodity IndexSM,” “DJ-UBSSM” and “DJ-UBSCISM” are service marks of Dow Jones & Company, Inc.  and UBS AG.  “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc.

Each note costs $10
We, Morgan Stanley, are offering you Capital-Protected Barrier Notes due August  , 2012, Based on the Performance of a Hybrid Basket Composed of the iShares® MSCI Emerging Markets Fund, the S&P 500® Index, the Dow Jones-UBS Commodity IndexSM, the Japanese Yen, the Eurozone Euro and the Australian Dollar, which we refer to as the notes.  The principal amount and issue price of each note is $10.

The original issue price of the notes includes the agent’s commissions paid with respect to the notes and the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Description of Notes—Use of Proceeds and Hedging.”

The basket
The following table sets forth the basket components along with the initial basket component value (as defined below), the relevant Bloomberg page or Bloomberg ticker symbol and the weighting of each basket component in the hybrid basket:

Basket Component	Initial Basket Component Values	Bloomberg Ticker Symbol/ Bloomberg Page	Weighting
iShares® MSCI Emerging Markets Index Fund (the “basket ETF”)		Bloomberg ticker symbol “EEM”	30%
S&P 500® Index (the “basket equity index”)		Bloomberg ticker symbol “SPX”	20%
Dow Jones-UBS Commodity IndexSM (the “basket commodity index”)		Bloomberg ticker symbol “DJUBS”	20%
Japanese Yen (“JPY”) (expressed as units of currency per U.S. dollar)		Bloomberg page “JPY Crncy QR”	10%
Eurozone Euro (“EUR”) (expressed as U.S. dollars per unit of currency)		Bloomberg page “EUR Crncy QR”	10%
Australian Dollar (“AUD”) (expressed as U.S. dollars per unit of currency)		Bloomberg page “AUD Crncy QR”	10%

Payment at maturity
Unlike ordinary debt securities, the notes do not pay interest.  Instead, at maturity, for each note that you hold, you will receive the principal amount of $10 plus a supplemental redemption amount, if any, based on the sum of the weighted performances of the basket components, and subject to the barrier feature, as described below.

100% Principal Protection

At maturity, we will pay you at least $10 plus the supplemental redemption amount, if any, subject to the barrier feature described below.

Payment at Maturity

The payment at maturity will be calculated as follows:

Payment at maturity = $10 + supplemental redemption amount

Beginning on PS-9, we have provided examples of hypothetical payouts on the notes.

Supplemental Redemption Amount

The supplemental redemption amount at maturity will equal:

•      if on each day during the observation period, the basket performance is at or below the barrier level:

➢ $10 times (x) the basket performance on the determination date times (y) 100%, which we refer to as the participation rate.

If the basket performance on the determination date is equal to or less than zero, the supplemental redemption amount will be $0.

•      if on any day during the observation period, the basket performance is above the barrier level, $0.60 (6% of the stated principal amount).

In no event will be supplemental redemption amount be less than $0.

where:

basket performance	=
for any day during the observation period, including on the determination date, the sum of (i) the basket ETF performance value, (ii) the basket equity index performance value, (iii) the basket commodity index performance value and (iv) the basket currency performance values for each basket currency, as determined on such day.

observation period	=
each trading day which is also an equity index business day, a commodity index business day and a currency business day and on which there is no market disruption event with respect to any basket component, beginning on and including, the trading day following the pricing date and ending on, and including, the determination date.

barrier level	=	22% to 34%, to be determined on the pricing date.

determination date	=	August , 2012, subject to adjustment for each basket component individually in the event of a market disruption event or a non-equity index business day or a

		non-commodity index business day or a non-currency business day, as applicable;

where:
		Basket Component Performance Values
basket ETF performance value	=		x	30%

basket equity index performance value	=		x	20%

basket commodity index performance value	=		x	20%

basket currency performance value	=	With respect to JPY:	x	10%
		With respect to EUR:	x	10%
		With respect to AUD:	x	10%

And where:

With respect to the basket ETF:

share price	=
for any day during the observation period, the closing price of one share of the basket ETF on such day, times the adjustment factor on such day

The “adjustment factor” will be initially set at 1.0 and is subject to change upon certain events affecting the shares of the basket ETF.

initial share price	=	the closing price of one share of the basket ETF on the pricing date

With respect to the basket equity index:

equity index value	=	for any day during the observation period, the closing value of the basket equity index on such day

initial equity index value	=	the closing value of the basket equity index on the pricing date

With respect to the basket commodity index:

commodity index value	=	for any day during the observation period, the official settlement price of the basket commodity index on such day

initial commodity index value	=	the official settlement price of the basket commodity index on the pricing date

With respect to the basket currencies:

currency exchange rate	=
With respect to JPY:

for any day during the observation period, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable Bloomberg page on such day

With respect to EUR and AUD:

for any day during the observation period, the rate for conversion of U.S. dollar into one unit of such basket currency, as determined by reference to the applicable Bloomberg page on such day

initial currency exchange rate	=
With respect to JPY:

the rate for conversion of units of such basket currency into one U.S. dollar as determined by reference to the applicable Bloomberg page on the pricing date.

With respect to EUR and AUD:

the rate for conversion of U.S. dollar into one unit of such basket currency, as determined by reference to the applicable Bloomberg page on the pricing date.

The initial share price of the basket ETF, the initial equity index value of the basket equity index, the initial commodity index value of the basket commodity index, and the initial currency exchange rates of the Japanese Yen, the Eurozone Euro and the Australian Dollar are collectively referred to as the “initial basket component values”.

The share price of the basket ETF, the equity index value of the basket equity index, the commodity index value of the basket commodity index, and the currency exchange rates of the Japanese Yen, the Eurozone Euro and the Australian Dollar on any day during the observation period are collectively referred to as the “basket component values” for such day.  The basket component values on the determination date are collectively referred to as the “final basket component values”.

A basket component’s performance value may be positive or negative.  The basket performance on any day during the observation period is the sum of all the basket component performance values for such day.  If the basket performance on the determination date is less than, or equal to, zero, and if the basket performance has remained at or below the barrier level on each day during the observation period, the supplemental redemption amount will be zero.  In that case, you will receive at maturity the principal amount of $10 for each note that you hold and will not receive any supplemental redemption amount.

If the basket performance on the determination date is positive, your return on the basket will be equal to 100% of the basket performance if, and only if, the basket performance has remained at or below the barrier level of 22% to 34% on each day during the observation period.

If the basket performance exceeds such barrier level on any day during the observation period, you will receive the fixed total return of only 6% on your investment (for a total payment of $10.60 per note), regardless of the basket performance on the determination date.

A basket component’s individual performance value may be offset by decreases in another basket component’s performance value, such that the basket performance as a whole is less than, or equal to, zero and the supplemental redemption amount is $0 even though some of the basket components have positive performance values.

Please review the table of the historical share prices, index values and currency exchange rates, as applicable, of each of the basket components for each calendar quarter in the period from January 1, 2004 through August 7, 2009 and related graphs.  Please also review the graph of the historical performance of the basket as a whole for the period from January 1, 2004 through August 7, 2009 in this pricing supplement under “Description of Notes—Historical Information” and “—Historical Graph,” which illustrates the effect of any offset between the basket components during such period.  You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether the positive performances of any of the basket components will be offset by lesser positive performances or negative performances of other basket components, based on their historical performance.

Currency exchange rates
Exchange rates reflect the amount of one currency that can be exchanged for another currency.  In this pricing supplement the exchange rate for JPY is expressed as the number of units of such basket currency per U.S. dollar.  An increase in the JPY exchange rate means that such basket currency has depreciated/weakened relative to the U.S. dollar and a decrease in the exchange rate means that such basket currency has appreciated/strengthened relative to the U.S. dollar.  The exchange rates for EUR and AUD are expressed as the number of U.S. dollars per unit of such basket currency.  An increase in the EUR or AUD exchange rate means that such basket currency has appreciated/strengthened relative to the U.S. dollar and a decrease in the exchange rate means that such basket currency has depreciated/weakened relative to the U.S. dollar.  Investors who are moderately bullish on the performance of the JPY, the EUR and the AUD versus the U.S. dollar over the term of the notes may consider an investment in the notes.

You may revoke your offer to purchase the notes prior to our acceptance
We are using this pricing supplement to solicit from you an offer to purchase the notes.  You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance.  In the event of any material changes to the terms of the notes, we will notify you.

MS & Co.will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.), the trustee for our senior notes.  As calculation agent, MS & Co. will determine the basket component values, the basket components’ performance values and the basket performance, and will calculate the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated as contingent payment debt instruments for U.S. federal income tax purposes
Subject to the discussion below, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the notes even though no stated interest will be paid on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation” and the sections called “United States Federal Taxation — Tax Consequences to U.S. Holders — Notes — Optionally Exchangeable Notes,” “United

States Federal Taxation — Tax Consequences to U.S. Holders — Backup Withholding and Information Reporting” and “United States Federal Taxation — Tax Consequences to U.S. Holders — Disclosure Requirements” in the accompanying prospectus supplement.

If you are a non-U.S. investor, please read the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more information on the notes
The notes are senior notes issued as part of our Series F medium-term note program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated December 23, 2008 and in the prospectus dated December 23, 2009.  We describe the basic features of this type of note in the sections of the prospectus supplement called “Description of Notes—General Terms of Notes” and “—Currency-Linked Notes” and in the section of the prospectus called “Description of Debt Securities – Description of Floating Rate Debt Securities”.

Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the notes, you should read the “Description of Notes” section in this pricing supplement.  You should also read about some of the risks involved in investing in notes in the section called “Risk Factors.”  The tax treatment of investments in equity, commodity and currency-linked notes such as these differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called “Description of Notes—United States Federal Income Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYOUTS ON THE NOTES

The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.

Below are three full examples of how to calculate the basket performance based on the hypothetical data in the tables below.

For purposes of the following examples, the final basket component values are referred to as the “final share price,” the “final equity index value,” the “final commodity index value” and the “final exchange rate,” as applicable.  The following examples assume a  hypothetical barrier level of 28%.  The actual barrier level will be determined on the pricing date.

Example #1: On each day during the observation period the basket performance is at or below the barrier level and the basket performance on the determination date is positive.

Basket Component	Basket Weighting	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Appreciation / Depreciation
Basket ETF	30%	36.5300	40.9136	+ 12%
Basket Equity Index	20%	1,010.4800	1,131.7376	+ 12%
Basket Commodity Index	20%	130.2410	145.8699	+ 12%
JPY	10%	97.5700	87.1161	+ 12%
EUR	10%	1.4183	1.5885	+ 12%
AUD	10%	0.8372	0.9377	+ 12%

Basket Performance = Sum of Performance Values

Basket ETF Performance Value =	[(Final Share Price – Initial Share Price) / Initial Share Price] x 30%, plus
Basket Equity Index Performance Value =	[(Final Equity Index Value – Initial Equity Index Value) / Initial Equity Index Value] x 20%, plus
Basket Commodity Index Performance Value =	[(Final Commodity Index Value – Initial Commodity Index Value / Initial Commodity Index Value] x 20%, plus
JPY Performance Value =	[(Initial JPY Exchange Rate / Final JPY Exchange Rate) – 1] x 10%, plus
EUR Performance Value =	[(Final EUR Exchange Rate / Initial EUR Exchange Rate) – 1] x 10%, plus
AUD Performance Value =	[(Final AUD Exchange Rate / Initial AUD Exchange Rate) – 1] x 10%

So, using the hypothetical initial and final basket component values above, the hypothetical basket performance on the determination date is,

Basket ETF Performance Value =	[(40.9136 – 36.5300) / 36.5300] x 30% = 3.6%, plus
Basket Equity Index Performance Value =	[(1,131.7376 – 1,010.4800) / 1,010.4800] x 20% = 2.4%, plus
Basket Commodity Index Performance Value =	[(145.8699 – 130.2410) / 130.2410] x 20% = 2.4%, plus
JPY Performance Value =	[(97.5700 / 87.1161) – 1] x 10% = 1.2%, plus
EUR Performance Value =	[(1.5885 / 1.4183) – 1] x 10% = 1.2%, plus
AUD Performance Value =	[(0.9377 / 0.8372) – 1] x 10% = 1.2%

Hypothetical basket performance on the determination date	=	12%

Supplemental redemption amount	=	$10 x basket performance x participation rate

	=	$10 x 12% x 100% = $1.20

Because the basket performance on the determination date is greater than zero, and on each day during the observation period the basket performance is at or below the barrier level, investors will receive a supplemental redemption amount based on the basket performance on the determination date.  Therefore, the total payment at maturity per note will be $11.20, which is the sum of the $10 principal amount and the supplemental redemption amount of $1.20.

Example #2: On each day during the observation period the basket performance is at or below the barrier level and the basket performance on the determination date is negative.

Basket Component	Basket Weighting	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Appreciation / Depreciation
Basket ETF	30%	36.5300	25.5710	– 30%
Basket Equity Index	20%	1,010.4800	1,061.0040	+ 5%
Basket Commodity Index	20%	130.2410	136.7531	+ 5%
JPY	10%	97.5700	92.9238	+ 5%
EUR	10%	1.4183	1.4892	+ 5%
AUD	10%	0.8372	0.8791	+ 5%

Basket Performance = Sum of Performance Values

Basket ETF Performance Value =	[(Final Share Price – Initial Share Price) / Initial Share Price] x 30%, plus
Basket Equity Index Performance Value =	[(Final Equity Index Value – Initial Equity Index Value) / Initial Equity Index Value] x 20%, plus
Basket Commodity Index Performance Value =	[(Final Commodity Index Value – Initial Commodity Index Value / Initial Commodity Index Value] x 20%, plus
JPY Performance Value =	[(Initial JPY Exchange Rate / Final JPY Exchange Rate) – 1] x 10%, plus
EUR Performance Value =	[(Final EUR Exchange Rate / Initial EUR Exchange Rate) – 1] x 10%, plus
AUD Performance Value =	[(Final AUD Exchange Rate / Initial AUD Exchange Rate) – 1] x 10%

So, using the hypothetical initial and final basket component values above, the hypothetical basket performance on the determination date is,

Basket ETF Performance Value =	[(25.5710 – 36.5300) / 36.5300] x 30% = – 9.0%, plus
Basket Equity Index Performance Value =	[(1,061.0040 – 1,010.4800) / 1,010.4800] x 20% = 1.0%, plus
Basket Commodity Index Performance Value =	[(136.7531 – 130.2410) / 130.2410] x 20% = 1.0%, plus
JPY Performance Value =	[(97.5700 / 92.9238) – 1] x 10% = 0.5%, plus
EUR Performance Value =	[(1.4892 / 1.4183) – 1] x 10% = 0.5%, plus
AUD Performance Value =	[(0.8791 / 0.8372) – 1] x 10% = 0.5%

Hypothetical basket performance on the determination date	=	– 5.5%

Supplemental redemption amount	=	$0.00

Because the basket performance on the determination date is less than (or equal to) zero, and on each day during the observation period the basket performance is at or below the barrier level, the supplemental redemption amount will be $0 and the total payment at maturity per note will only equal the $10 principal amount.

The basket performance may be less than (or equal to) zero even though one or more basket components has a positive performance value, as the positive performance values of one or more basket components may be moderated, or wholly offset, by the lesser positive performance values or negative performance values of one or more of the other basket components.  In addition, decreases in the value of a more heavily weighted basket component may moderate, or wholly offset, greater increases in the values of less heavily weighted basket components.

In the above example, five of the six basket components have positive performance values.  However, these positive performance values are offset by the negative performance value of the most heavily weighted other basket component, resulting in a negative basket performance.

Example #3: On one day during the observation period the basket performance is above the barrier level and the basket performance on the determination date is positive.

Basket Component	Basket Weighting	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Appreciation / Depreciation
Basket ETF	30%	36.5300	43.8360	+ 20%
Basket Equity Index	20%	1,010.4800	1,111.5280	+ 10%
Basket Commodity Index	20%	130.2410	169.3133	+ 30%
JPY	10%	97.5700	108.4111	– 10%
EUR	10%	1.4183	1.8438	+ 30%
AUD	10%	0.8372	1.1721	+ 40%

Basket Performance = Sum of Performance Values

Basket ETF Performance Value =	[(Final Share Price – Initial Share Price) / Initial Share Price] x 30%, plus
Basket Equity Index Performance Value =	[(Final Equity Index Value – Initial Equity Index Value) / Initial Equity Index Value] x 20%, plus
Basket Commodity Index Performance Value =	[(Final Commodity Index Value – Initial Commodity Index Value / Initial Commodity Index Value] x 20%, plus
JPY Performance Value =	[(Initial JPY Exchange Rate / Final JPY Exchange Rate) – 1] x 10%, plus
EUR Performance Value =	[(Final EUR Exchange Rate / Initial EUR Exchange Rate) – 1] x 10%, plus
AUD Performance Value =	[(Final AUD Exchange Rate / Initial AUD Exchange Rate) – 1] x 10%

So, using the hypothetical initial and final basket component values above, the hypothetical basket performance on the determination date is,

Basket ETF Performance Value =	[(43.8360 – 36.5300) / 36.5300] x 30% = 6.0%, plus
Basket Equity Index Performance Value =	[(1,111.5280 – 1,010.4800) / 1,010.4800] x 20% = 2.0%, plus
Basket Commodity Index Performance Value =	[(169.3133 – 130.2410) / 130.2410] x 20% = 6.0%, plus
JPY Performance Value =	[(97.5700 / 108.4111) – 1] x 10% = – 1.0%, plus
EUR Performance Value =	[(1.8438 / 1.4183) – 1] x 10% = 3.0%, plus
AUD Performance Value =	[(1.1721 / 0.8372) – 1] x 10% = 4.0%

Hypothetical basket performance on the determination date	=	20%

Supplemental redemption amount	=	$0.60

Because the basket performance on one day during the observation period is above the barrier level, investors will receive a fixed supplemental redemption amount of $0.60 regardless of the basket performance on the determination date.  Therefore, the total payment at maturity per note will be $10.60, which is the sum of the $10 principal amount and the fixed supplemental redemption amount of $0.60.

Because the basket performance on one day during the observation period is above the barrier level, the supplemental redemption amount is fixed and is not linked to the basket performance on the determination date.  In this example, investors will receive a return on their investment of 6% from the stated principal amount which is significantly less than the hypothetical basket performance on the determination date of 20% which a direct investment in the basket without the barrier feature would have returned.  If the basket performance is above the barrier level on any day in the observation period (which also includes the determination date), investors will receive the fixed 6% return even if the basket performance on the determination date is less than 6% or negative.  Please see the operation of the barrier feature for a range of hypothetical basket performances on the determination date in the following table.

The table below illustrates the payment at maturity and return on the notes for a range of hypothetical basket performances on the determination date, depending on whether (a) the basket performance remains at or below the barrier level on each day during the observation period or (b) the basket performance increases above the barrier level on any day during the observation period.  The following table is based on the hypothetical barrier level of 28%.  The actual barrier level will be determined on the pricing date.

Hypothetical basket performance on the determination date	If on each day during the observation period the basket performance value remains at or below the barrier level		If on any day during the observation period the basket performance value increases above the barrier level
	Payment at maturity	Return on the notes	Payment at maturity	Return on the notes
100%	N/A*		$10.60	6%
80%			$10.60	6%
50%			$10.60	6%
30%			$10.60	6%
28%	$12.80	28%	$10.60	6%
25%	$12.50	25%	$10.60	6%
20%	$12.00	20%	$10.60	6%
15%	$11.50	15%	$10.60	6%
10%	$11.00	10%	$10.60	6%
5%	$10.50	5%	$10.60	6%
0%	$10.00	0%	$10.60	6%
– 5%	$10.00	0%	$10.60	6%
– 10%	$10.00	0%	$10.60	6%
– 15%	$10.00	0%	$10.60	6%
– 20%	$10.00	0%	$10.60	6%
– 25%	$10.00	0%	$10.60	6%
– 30%	$10.00	0%	$10.60	6%
– 50%	$10.00	0%	$10.60	6%
– 80%	$10.00	0%	$10.60	6%
–100%	$10.00	0%	$10.60	6%

* If the basket performance on the determination date is greater than 28%, the basket performance value will have increased above the barrier level during the observation period (the determination date being the last day of the observation period) and the payment at maturity in these hypothetical examples will be $10.60, resulting in a 6% return on the investment from the stated principal amount.

RISK FACTORS

The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket components.  This section describes the most significant risks relating to the notes.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary debt securities, the notes do not pay interest
The terms of the notes differ from those of ordinary debt securities in that we will not pay interest on the notes.  Because the supplemental redemption amount may equal zero, the return on an investment in the notes may be zero and, therefore, less than the amount that would be paid on an ordinary debt security.  If the basket performance on the determination date has not sufficiently increased over the term of the notes, or if the basket performance on any day during the observation period is above the barrier level, the overall return on the notes may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.  The notes have been designed for investors who are willing to forgo market floating interest rates in exchange for a supplemental redemption amount, if any, based on the basket performance on the determination date and on whether the basket performance remains less than or equal to the barrier level throughout the observation period.

You may not receive a supplemental redemption amount
If on each day during the observation period the basket performance remains below or equal to the barrier level and the basket performance on the determination date is equal to or less than zero, no supplemental redemption amount will be paid and you will receive only the stated principal amount of $10 for each note you hold at maturity.

Appreciation potential is limited
The appreciation potential of the notes is limited to 122% to 134% of the stated principal amount.  The actual maximum payment at maturity depends on the barrier level, which will be determined on the pricing date.  There will be only a fixed supplemental redemption amount of $0.60 per note if the basket performance is above the barrier level on any day during the observation period.  Because it is unlikely, particularly in periods of heightened volatility such as that currently being experienced by the financial markets, that the basket performance will closely approach the barrier level on the determination date without the basket performance having been above the barrier level on any day during the observation period, it is unlikely that you will receive a payment at maturity equal to this maximum potential payment.

If the basket performance is above the barrier level on any day during the observation period, the return on the note at maturity will be fixed and the market value of the notes will no longer be linked to the performance of the basket

If on any day during the observation period the basket performance is above the barrier level, the payment at maturity will be the principal amount of each note plus the supplemental redemption amount of $0.60 and will not depend on the basket performance on the determination date.  There may be no secondary market for the notes, but if you try to sell your notes on the secondary market prior to maturity in this situation, you will likely receive the price for a note with a fixed return of 6% at maturity.  If the basket performance increases above the barrier level on any day during the observation period and the basket performance on the determination date is greater than 6%, the return on your investment would be less than the amount you would receive on an investment whose return is simply based on the performance of the basket.

Market price influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including:

•           the basket component values on any day during the observation period, including the determination date, and the initial basket component values on the pricing date,

•           whether the basket performance has exceeded the barrier level on any day during the observation period,

•           the volatility (frequency and magnitude of changes in value) of each of the basket components,

•           interest and yield rates in the market,

•           geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or securities, commodities or currencies markets generally and which may affect the basket component values on any day during the observation period, including the determination date, and the initial basket component values on the pricing date,

•           the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities underlying the index tracked by the basket ETF trade,

•           dividend rates of the basket ETF and of the securities underlying the basket equity index and the index tracked by the basket ETF,

•           the occurrence of certain events affecting the basket ETF that may or may not require an adjustment to the adjustment factor,

•           trends of supply and demand for the commodity contracts underlying the basket commodity index at any time,

•           the time remaining until the notes mature,

•           the availability of comparable instruments, and

•           any actual or anticipated changes in our credit ratings or credit spreads.

In addition, the commodities and currencies markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention.  As a result, the market value of the notes will vary and may be less than the original issue price at any time prior to maturity and sale of the notes prior to maturity may result in a loss.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.  For example, you may have to sell your notes at a substantial discount from the stated principal amount of $10 per note if the basket component values at the time of sale are at or below the initial basket component values, or if the basket performance has exceeded the barrier level on any day, or if market interest rates rise.  You cannot predict the future performance of any of the basket components based on their historical performance.  The basket performance may be negative so that you will receive at maturity only an amount that is equal to the $10 stated principal amount of each note (if the basket performance on each day during the observation period remains at or below the barrier level).  There can be no assurance that there will be any positive basket performance over the term of the notes such that you will receive at maturity an amount in excess of the stated principal amount of the notes.

The notes are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the notes
Investors are dependent on Morgan Stanley's ability to pay all amounts due on the notes at maturity, and therefore investors are subject to the credit risk of Morgan Stanley and to changes in the market's view of Morgan Stanley's creditworthiness.  Any decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the notes.

Changes in the value of one or more of the basket components may offset each other
Movements in the values of the basket components may not correlate with each other.  At a time when the value of one or more of the basket components increases, the value of one or more of the other basket components may not increase as much, or may decrease.  Therefore, in calculating the basket performance, increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or decreases in the value of one or more of the other basket components.

If the basket performance over the term of the notes is less than or equal to zero and the basket performance has not been above the barrier level on any day during the observation period, you will receive at maturity an amount that is equal to the amount of your original investment in the notes.

You can review a table of the historical share prices, index values and currency exchange rates, as applicable, for each of the basket components for each calendar quarter in the period from January 1, 2004 through August 7, 2009 and a graph of the historical performance of the basket for the same period (assuming that each of the basket components is weighted in the basket as described above), beginning on PS-35.

You cannot predict the future performance of any of the basket components, or of the basket as a whole, or whether increases in the value of any of the basket components will be offset by lesser increases or decreases in the value of other basket components, based on their historical performance.

The basket components are not equally weighted
The basket components do not all have the same basket weightings.  Therefore, the same percentage change over the term of the notes in two of the basket components which have different basket weightings would have different effects on the basket performance on the determination date because of the unequal basket weightings.  Decreases in the value of a more heavily weighted basket component could moderate or wholly offset increases in the values of less heavily weighted basket components.  For example, where the basket weighting of one basket component, such as the basket ETF, is greater than the weighting of another basket component a 5% decrease in the value of the basket component with the heavier basket weighting will have a greater impact on the basket performance than a 5% increase in the value of the basket component with the lesser basket weighting.

The notes will not be listed on any securities exchange and secondary trading may be limited
The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  MS & Co. may, but is not obligated to, make a market in the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the notes, it is likely that there would be no secondary market for the notes.  Accordingly, you should be willing to hold your notes to maturity.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the notes
MS & Co., the calculation agent, is our subsidiary.  MS & Co. and other affiliates of ours will carry out hedging activities related to the notes (and to the basket components and other instruments, securities, contracts and/or indices linked to the basket components), including trading in the basket components and in other instruments, securities, contracts and/or indices related to the basket components.  MS & Co. and some of our other subsidiaries also trade the basket components and other instruments, securities, contracts and/or indices linked to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could affect the initial basket component values and, therefore, could increase the basket component values which the basket components must reach on the determination date, or during the observation period, before an investor receives a payment at maturity that exceeds the original issue price of the note.  Additionally, such hedging or trading activities during the term of the note, including on the determination date, could adversely affect the values of one or more basket components on such determination date and, accordingly, the amount of cash an investor will receive at maturity.

The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests
The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the note.  As calculation agent, MS & Co. will determine the initial basket component values, the basket component values on each day during the observation period and the basket performance of the basket on each day during the observation period and whether such basket performance is above the barrier level, whether any changes to the adjustment factor for the basket ETF are required and whether any market disruption event has occurred, and will calculate the amount of cash you will receive at maturity.  Determinations made by MS & Co. in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of any performance value of any basket component in the event of a market disruption event, may adversely affect the payout to you at maturity.  See the sections of this pricing supplement called “Description of Notes—Market Disruption Events,” “—Discontinuance of the Basket ETF and/or the ETF Underlying Index; Alteration of Method of Calculation” and “—Discontinuance of a Basket Index; Alteration of Method of Calculation” below.

There are risks associated with investments in securities linked to the value of emerging markets equity securities
The stocks included in the index tracked by the basket ETF have been issued by companies in various emerging markets countries.  Investments in securities linked to the value of emerging markets equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities in emerging markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The basket ETF and the index tracked by the basket ETF are different
The performance of the basket ETF may not exactly replicate the performance of the index tracked by the basket ETF because the basket ETF will reflect transaction costs and fees that are not included in the calculation of the index tracked by the basket ETF.  It is also possible that the basket ETF may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the index tracked by the basket ETF due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the basket ETF, differences in trading hours between the basket ETF and the index tracked by the basket ETF or due to other circumstances.  The basket ETF generally invests at least 90% of its assets in the securities of the index tracked by the basket ETF and in depositary receipts representing securities of such index.  The basket ETF may invest the remainder of its assets in other securities, including securities not in the index tracked by the basket ETF, futures contracts, options on futures contracts, other types of options and swaps related to the index tracked by the basket ETF, as well as cash and cash equivalents, includes shares of money market funds affiliated with the investment adviser to the basket ETF.

The adjustments to the adjustment factor the calculation agent is required to make do not cover every corporate event that can affect the basket ETF
MS & Co., as calculation agent, will adjust the adjustment factor for the basket ETF for certain events affecting the basket ETF, such as stock splits and stock dividends, and for certain other corporate actions involving the basket ETF.  However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket ETF.  If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the notes may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the notes.

Currency exchange risk, including in respect of the basket ETF
Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the notes.  Exchange rate movements for a particular currency against the U.S. dollar are volatile and are the result of numerous factors specific to that country and the United States including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to different regions.  Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the related countries.  Of particular importance to potential currency exchange risk are: (i) rates of inflation; (ii) interest rate levels; (iii) balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the U.S.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the U.S. and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

In addition, because the price of the basket ETF is related to the value of the stocks underlying the basket ETF as converted into U.S. dollars, holders of the notes will be exposed to currency exchange rate risk with respect to each of the emerging markets currencies in which the component securities of the basket ETF trade.  Currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country.  The net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each currency.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the basket ETF, the price of the basket ETF will be adversely affected and the payment at maturity on the notes may be reduced.

Government intervention could materially and adversely affect the value of the notes.
Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies and the currencies in which the component securities of the basket ETF trade and the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the notes is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.

The current global financial crisis can be expected to heighten currency exchange risks
In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the basket currencies and the currencies in which the component securities of the basket ETF trade relative to the U.S. dollar.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.

Even though the basket currencies trade around-the-clock, the notes will not
Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the notes, if any, will not conform to the hours during which the underlying basket currencies are traded.  Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes.  Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.

Investments linked to commodities are subject to sharp fluctuations in commodity prices
Investments linked to the prices of commodities, are subject to sharp fluctuations in the prices of commodities and related contracts over short periods of time for a variety of factors, including: changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and related contracts.  These factors may affect the official settlement price of the basket commodity index and the value of your notes in varying and potentially inconsistent ways.  As a result of these or other factors, the price of the basket commodity index may be, and has recently been, highly volatile (see “Historical Information” beginning on page PS-35).

Higher future prices of the commodities contracts underlying the basket commodity index relative to their current prices may adversely affect the value of the basket commodity index and the value of the notes

The basket commodity index is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the futures contracts that compose the underlying commodity index approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in September may specify an October expiration.  As time passes, the contract expiring in October is replaced by a contract for delivery in November.  This process is referred to as “rolling.”  If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.”  While many of the contracts included in the basket commodity index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times.  Moreover, certain of the commodities included in the underlying commodity index have historically traded in “contango” markets.  Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months.  The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the basket commodity index and, accordingly, the value of the notes.

Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the notes
The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the value of the basket commodity index and, therefore, the value of the notes.

Adjustments to the basket ETF could adversely affect the value of the notes
The investment adviser to the basket ETF (the “Investment Adviser”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index, which is the index tracked by the basket ETF.  Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the basket ETF.  Any of these actions could adversely affect the share price and, consequently, the value of the notes.  Barclays Global Fund Advisors (“BGFA”) is currently the Investment Adviser for the basket ETF.  However, on June 16, 2009, Barclays PLC (“Barclays”), the ultimate parent company of BGFA, accepted a binding offer and entered into an agreement to sell its interests in BGFA and certain affiliated companies to BlackRock, Inc. (the “BlackRock Transaction”), subject to regulatory approvals and customary closing conditions.  Under the Investment Company Act of 1940, as amended, completion of the BlackRock Transaction will cause the automatic termination of the current investment advisory agreements between BGFA and the basket ETF.  The basket ETF’s Board of Trustees and its shareholders will need to approve a new investment advisory agreement.

Adjustments to the index tracked by the basket ETF or to the basket equity index or the basket commodity index could adversely affect the value of the notes
The publishers of the index tracked by the basket ETF, the basket equity index and the basket commodity index can, pursuant to their investment strategy or otherwise, add, delete or substitute the stocks or commodity contracts, as applicable, underlying each such index, and can make other methodological changes that could change the value of such index.  Any of these actions could adversely affect the value of the notes.  In addition, the index publishers may discontinue or suspend calculation or publication of the index tracked by the basket ETF, the basket equity index or the basket commodity index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index, and is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, the payout at maturity on the note will be an amount based on the value of the stocks or commodity contracts, as applicable, underlying such discontinued or suspended index at the time of such discontinuance or suspension, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the index closing value or official settlement price, as applicable, last in effect prior to the discontinuance of such index.

Investing in the notes is not equivalent to investing in the basket ETF, the index tracked by the basket ETF or the basket indices; you have no shareholder or other rights in the basket ETF, the index tracked by the basket ETF, the basket

As a holder of the notes, you will not have rights that holders of the shares of the basket ETF, the securities underlying the basket equity index or the index tracked by the basket ETF or the commodity contracts underlying the basket commodity index have.  Furthermore, investing in the notes is not equivalent to investing in any of the basket ETF, or the index tracked by the basket ETF or the basket indices or their components.  The notes will provide less opportunity for appreciation than an investment in a similar security that is directly linked to the appreciation of the basket and is not subject to a maximum return.  As an investor in the notes, you will not have voting rights or the right to receive dividends or other distributions, or any other rights with respect to the basket

indices or the stocks or commodity contracts, as applicable, underlying such indices	ETF, the securities underlying the basket equity index or the index tracked by the basket ETF or the commodity contracts underlying the basket commodity index.

The notes will be treated as contingent payment debt instruments for U.S. federal income tax purposes
Subject to the discussion below, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the notes even though no stated interest will be paid on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation” and the sections called “United States Federal Taxation — Tax Consequences to U.S. Holders — Notes — Optionally Exchangeable Notes” and “United States Federal Taxation — Tax Consequences to U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement.

If you are a non-U.S. investor, please read the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Notes” refers to each $10 principal amount of any of our Capital-Protected Barrier Notes due August     , 2012, Based on the Performance of a Hybrid Basket Composed of the iShares® MSCI Emerging Markets Index Fund, the S&P 500® Index, the Dow Jones-UBS Commodity IndexSM, the Japanese Yen, the Eurozone Euro and the Australian Dollar.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$

Original Issue Date (Settlement Date )	August , 2009

Maturity Date
August     , 2012, subject to extension if the Determination Date is postponed for any Basket Component in accordance with the definition thereof.  If the Determination Date is postponed so that it falls less than two scheduled Business Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Business Day following the Determination Date as postponed.

Pricing Date	August , 2009

Interest Rate	None

Specified Currency	U.S. dollars

CUSIP Number	617484605

ISIN Number	US6174846054

Minimum Purchase Amount	$1,000 and integral multiples of $10 in excess thereof.

Issue Price	$10 (100%)

Basket	The following table sets forth the Basket Components along with the Initial Basket Component Value, the relevant Bloomberg ticker symbol or Bloomberg page and the weighting of each Basket Component:

Basket Component	Initial Basket Component Value	Bloomberg Ticker Symbol/ Bloomberg page	Weighting
iShares® MSCI Emerging Markets Index Fund (the “Basket ETF”)		Bloomberg ticker symbol “EEM”	30%
S&P 500® Index (the “Basket Equity Index”)		Bloomberg ticker symbol “SPX”	20%
Dow Jones-UBS Commodity IndexSM (the “Basket Commodity Index” and together with the Basket Equity Index, the “Basket Indices”)		Bloomberg ticker symbol “DJUBS”	20%
Japanese Yen (“JPY”) (expressed as units of currency per U.S. dollar)		Bloomberg page “JPY Crncy QR”	10%
Eurozone Euro (“EUR”) (expressed as U.S. dollars per unit of currency)		Bloomberg page “EUR Crncy QR”	10%
Australian Dollar (“AUD”) (expressed as U.S. dollars per unit of currency)		Bloomberg page “AUD Crncy QR”	10%

Determination Date
August     , 2012 provided that if such day is not an Observation Day (as defined below), the Determination Date shall be the next succeeding day that is an Observation Day, provided further that if none of the five consecutive Business Days following August     , 2012 is an Observation Day, the fifth Business Day following August     , 2012 will be deemed the Determination Date for purposes of calculating the Basket Performance, including whether the Final Basket Performance has exceeded the Barrier Level, and the following four paragraphs shall apply to the applicable Basket Components.

(A) With respect to the Basket ETF, if none of the five consecutive Business Days following August     , 2012 is an Observation Day, the Share Price with respect to the Determination Date (the “Final Share Price”) will be the Share Price on the fifth Business Day following August     , 2012 if such day is a Trading Day and also a day on which there is no Market Disruption Event with respect to the Basket ETF.  If such day is not a Trading Day and/or a Market Disruption Event with respect to the Basket ETF occurs on such day, the Calculation Agent will determine the Final Share Price on such day, as the mean, as determined by the Calculation Agent, of the bid prices for the ETF Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the Final Share Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith), taking into account any information that it deems relevant.

(B) With respect to the Basket Equity Index or its Successor Index, if none of the five consecutive Business Days following August     , 2012 is an Observation Day, the Equity Index Value with respect to the Determination Date (the “Final Equity Index Value”) will be the Equity Index Value on the fifth Business Day following August     , 2012 if such day is an Equity Index Business Day and also a day on which there is no Market Disruption Event with respect to the Basket Equity Index.  If such day is not an Equity Index Business Day and/or a Market Disruption Event with respect to the Basket Equity Index occurs on such day, the Calculation Agent will determine the Final Equity Index Value on such day in accordance with the formula for calculating such index last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Equity Index Business Day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-Equity Index Business Day) on such day of each security most recently constituting such index.

(C) With respect to the Basket Commodity Index or its Successor Index, if none of the five consecutive Business Days following August     , 2012 is an Observation Day, the Commodity Index Value with respect to the Determination Date (the “Final Commodity Index Value”) will be the Commodity Index Value on the fifth Business

Day following August     , 2012 if such day is a Commodity Index Business Day and also a day on which there is no Market Disruption Event with respect to the Basket Commodity Index.  If such day is not a Commodity Index Business Day and/or a Market Disruption Event with respect to the Basket Commodity Index or any index contract (as defined in “—Market Disruption Event”) occurs on such day, the Calculation Agent will calculate the Basket Commodity Index for purposes of determining the Final Commodity Index Value on such day, using (i) for any index contract that did not suffer a Market Disruption Event on such day, the official settlement price of such index contract on such day and (ii) for any index contract that did suffer a Market Disruption Event on such day, a price equal to the arithmetic mean, as determined by the Calculation Agent on such day, of the prices of such index contract determined by at least three independent leading dealers, selected by the Calculation Agent, in the underlying market for such index contract, taking into consideration the latest available quote for such index contract and any other information in good faith deemed relevant by such dealers. Quotes of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the quotes obtained. In the event prices from at least three dealers are not obtained, the Calculation Agent will make a good faith estimate of the price of the relevant index contract and, using that price, determine the Final Commodity Index Value. In calculating the Final Commodity Index Value in the circumstances described in this paragraph, the Calculation Agent shall use the formula for calculating the Basket Commodity Index or its Successor Index last in effect prior to the non-Commodity Index Business Day or the occurrence of a Market Disruption Event, as applicable; provided that if there was a Market Disruption Event due to a Material Change in Formula, the Calculation Agent will use the formula last in effect prior to that Market Disruption Event.

(D) With respect to a Basket Currency, if none of the five consecutive Business Days following August     , 2012 is an Observation Day, the exchange rate with respect to the Determination Date (the “Final Exchange Rate”) will be the Exchange Rate on the fifth Business Day following August     , 2012 if such day is a Currency Business Day.  If such day is not a Currency Business Day, the Final Exchange Rate will be determined on the Currency Business Day immediately preceding such day.

Observation Day
An Observation Day will be any Trading Day that is also an Equity Index Business Day, a Commodity Index Business Day and a Currency Business Day, and on which there is no Market Disruption Event with respect to any of the Basket Components.

Payment at Maturity
At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the $10 principal amount of each Note an amount in cash equal to $10 plus the Supplemental Redemption Amount, if any, as determined by the Calculation Agent.

We shall, or shall cause the Calculation Agent to (i) provide written notice to the Trustee and to The Depository Trust Company (“DTC”) of the amount of cash to be delivered with respect to the $10 principal amount of each Note, on or prior to 10:30 a.m. (New York City time)

on the Business Day preceding the Maturity Date, and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Book-Entry Note or Certificated Note” below, and see “The Depositary” in the accompanying prospectus supplement.

Supplemental Redemption Amount
The Supplemental Redemption Amount will equal:

•          if on each day during the Observation Period, the Basket Performance is at or below the Barrier Level:

➢       $10 times (x) the Final Basket Performance times (y) the Participation Rate, per Note.

If the Final Basket Performance is equal to or less than zero, the Supplemental Redemption Amount will be $0.

•          if on any day during the Observation Period, the Basket Performance is above the Barrier Level, $0.60 per Note.

In no event will the Supplemental Redemption Amount be less than $0.

Final Basket Performance	The Basket Performance on the Determination Date, subject to postponement as described under “—Determination Date” above.

Basket Performance
The Basket Performance on any day is a percentage that is the sum of (i) the Basket ETF Performance Value, (ii) the Basket Equity Index Performance Value, (iii) the Basket Commodity Index Performance Value and (iv) the Basket Currency Performance Values for each of the Basket Currencies, in the case of each Basket Component, whether positive or negative.

Basket ETF Performance Value	The Basket ETF Performance Value will be determined in accordance with the following formula:

Basket Equity Index Performance Value	The Basket Equity Index Performance Value will be determined in accordance with the following formula:

Basket Commodity Index Performance Value	The Basket Commodity Index Performance Value will be determined in accordance with the following formula:

Basket Currency Performance Value	With respect to JPY:

With respect to EUR:

With respect to AUD:

Observation Period
The Observation Period will be each Trading Day that is also an Equity Index Business Day, a Commodity Index Business Day and a Currency Business Day, and on which there is no Market Disruption Event with respect to any of the Basket Components, beginning on, and including, the Trading Day immediately following the Pricing Date and ending on, and including the Determination Date.

Participation Rate	100%

Barrier Level	22% to 34%, to be determined on the Pricing Date

Initial Share Price	The Initial Share Price will be the Closing Share Price of one ETF Share on the Pricing Date as specified under “Basket – Initial Basket Component Value” above.

Share Price	The Share Price on any day will be the Closing Share Price of one ETF Share times the Adjustment Factor on such day for the ETF Shares.

Closing Share Price
Subject to the provisions set out under “Discontinuance of the Basket ETF and/or the ETF Underlying Index; Alteration of Method of Calculation” and “Antidilution Adjustments” below, the Closing Share Price for the ETF Shares on any Trading Day means:

(i) if such shares are listed or admitted to trading on a national securities exchange (other than the NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the Exchange Act ), on which such shares (or any such other security) are listed or admitted to trading,

(ii) if such shares are securities of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii) if such shares are not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board Service (the OTC Bulletin Board ) operated by the Financial Industry Regulatory Authority, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day. If the shares are listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Closing Share Price for one such share on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day. The term OTC Bulletin Board Service will include any successor service thereto. See “—Discontinuance of the Basket ETF and/or the ETF Underlying Index; Alteration of Method of Calculation” and “—Antidilution Adjustments” below.

Adjustment Factor	1.0, subject to adjustment in the event of certain events affecting the shares of the Basket ETF. See “—Antidilution Adjustments” below.

Initial Equity Index Value	The Initial Equity Index Value will be the Equity Index Closing Value of the Basket Equity Index on the Pricing Date as specified under “—Basket—Initial Basket Component Value” above.

Equity Index Value	The Equity Index Value on any day will be the Equity Index Closing Value of the Basket Equity Index on such day.

Equity Index Closing Value
The Equity Index Closing Value with respect to any Equity Index Business Day will equal the closing value of the Basket Equity Index published at the regular weekday close of trading on such day, published by the Index Publisher, or any Successor Index (as defined under “—Discontinuance of the Basket Index; Alteration of Method of Calculation”).  In certain circumstances, the Equity Index Value will be based on the alternate calculation of the Basket Equity Index described under “—Discontinuance of a Basket Index; Alteration of Method of Calculation.”

Initial Commodity Index Value	The Initial Commodity Index Value will be the Commodity Index Closing Value of the Basket Commodity Index on the Pricing Date as specified under “Basket – Initial Basket Component Value” above.

Commodity Index Value	The Commodity Index Value on any day will be the Commodity Index Closing Value of the Basket Commodity Index on such day.

Commodity Index Closing Value
The Commodity Index Closing Value on any day during the Observation Period will equal the official settlement price of the Basket Commodity Index published by the Index Publisher, or any Successor Index (as defined under “—Discontinuance of a Basket Index; Alteration of Method of Calculation”).  In certain circumstances, the Commodity Index Closing Value will be based on the alternate calculation of the Basket Commodity Index described under “—Discontinuance of a Basket Index; Alteration of Method of Calculation.”

Initial Exchange Rate	The Initial Exchange Rate with respect to each Basket Currency will be the exchange rate determined on the Pricing Date as specified under “—Basket—Initial Basket Component Value” above.

Exchange Rate	Exchange Rate means, on any Currency Business Day (i) with respect to JPY, the rate for conversion of such Basket Currency into U.S.

dollars (expressed as the number of units of such Basket Currency per one U.S. dollar) and (ii) with respect to the EUR and AUD, the rate for conversion of U.S. dollars into one unit of such Basket Currency (expressed as the number of U.S. dollars per one unit of such Basket Currency) as determined by reference to the rate displayed on the applicable Bloomberg Page for such Basket Currency on such Currency Business Day at 4:00 p.m. New York City time, as determined by the Calculation Agent; provided that if (i) no such rate is displayed on the applicable Bloomberg Page for such day, (ii) such day is an Unscheduled Holiday with respect to any such Basket Currency or (iii) the Calculation Agent determines in good faith that the rate so displayed on the applicable Bloomberg Page is manifestly incorrect, the Exchange Rate will equal the arithmetic mean, as determined by the Calculation Agent, of the firm quotes of exchange rates for conversion of such Basket Currency into U.S. dollars determined by the Reference Dealers in the underlying market for such Basket Currency taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such Reference Dealers; provided further that if (i) the difference between the highest and lowest exchange rates for conversion of any such Basket Currency determined by the Reference Dealers on such date pursuant to the previous clause of this sentence is greater than 1% or (ii) the Calculation Agent is unable to obtain five such quotes from the Reference Dealers on such date for any reason, the Exchange Rate for such Basket Currency shall be the exchange rate as determined by the Calculation Agent in good faith on such day taking into account any information deemed relevant by the Calculation Agent. Quotes of MS & Co. or any of its affiliates may be included in the calculation of any such mean, but only to the extent that any such bid is the highest of the quotes obtained.

Trading Day
Trading Day means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, The NASDAQ Stock Market LLC (“NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Equity Index Business Day
Equity Index Business Day means a day, for the Basket Equity Index, as determined by the Calculation Agent, on which trading is generally conducted on each of the Relevant Exchange(s) for such index, and on each exchange on which futures or options contracts related to such index (or its Successor Index) are traded, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Commodity Index Business Day	Commodity Index Business Day means a day on which the official settlement price of the Basket Commodity Index is scheduled to be published.

Currency Business Day
Currency Business Day means a day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City and (ii) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occur in London, England.

Business Day	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Index Publisher
(a) With respect to the S&P 500® Index, Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.; and (b) with respect to the Dow Jones-UBS Commodity IndexSM, Dow Jones & Company, Inc. and UBS Securities LLC, or, in each case, any respective successor publisher(s) thereof.

Relevant Exchange	Relevant Exchange means:

(a) with respect to each ETF Share, the primary exchange or market of trading for any security (or any combination thereof) then included in the ETF Underlying Index or an ETF Successor Index, (b) with respect to the Basket Equity Index or its Successor Index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index, and (ii) any futures or options contracts related to such index, or to any security then included in such index, and (c) with respect to the Basket Commodity Index, the primary exchange or market of trading for any contract or commodity then included in such index.

Market Disruption Event	Market Disruption Event means:

(A)	with respect to the Basket ETF,

(i) the occurrence or existence of a suspension, absence or material limitation of trading of the ETF Shares on the primary market for such ETF Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such ETF Shares as a result of which the reported trading prices for the ETF Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the ETF Share, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or (ii) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the MSCI Emerging Markets Index (the “ETF Underlying Index”) on the Relevant Exchange(s) for such securities or futures contracts, as applicable, for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s), in each case as determined by the Calculation Agent in its sole discretion; or (iii) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the ETF Underlying Index for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and (iv) a determination by the Calculation Agent in its sole discretion that any event described in clause (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a portion of the hedge position with respect to the notes.

(B)	with respect to the Basket Equity Index,

(i) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the level of the Basket Equity Index (or the Successor Index) on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s); or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the level of the Basket Equity Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the Basket Equity Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Basket Equity Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the Basket Equity Index shall be based on a comparison of (x) the portion of the value of the Basket Equity Index attributable to that security relative to (y) the overall value of the Basket Equity Index, in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event exists at any time: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on the Basket Equity Index by the primary securities market trading in such contracts by reason of (A) a price change exceeding limits set by such exchange or market, (B) an imbalance of orders relating to such contracts or (C) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Basket Equity Index and (4) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to the Basket Equity Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

(C)
with respect to the Basket Commodity Index, Market Disruption Event means, in relation to the Basket Commodity Index or one or more commodity contracts underlying the Basket Commodity Index (the “index contracts”), any of a Price Source Disruption, Trading Disruption, Disappearance of Commodity Reference Price, Tax Disruption, Material Change in Formula or Material Change in Content.

Price Source Disruption
Price Source Disruption means a (i) the temporary or permanent failure of the Index Publisher to announce or publish the Commodity Index Closing Value (or the value of any Successor Index, if applicable) (or the information necessary for determining the Commodity Index Closing Value (or the value of any Successor Index, if applicable)) or (ii) the temporary discontinuance or unavailability of the Basket Commodity Index.

Trading Disruption	Trading Disruption means the material suspension of, or material limitation imposed on, trading in any of the index contracts on the Relevant Exchange for such contract.

Disappearance of Commodity
Reference Price
Disappearance of Commodity Reference Price means either (i) the failure of trading to commence, or the permanent discontinuance of trading in any of the index contracts on the Relevant Exchange, (ii) the disappearance of, or of trading in, any of the commodities underlying the Basket Commodity Index or (iii) the disappearance or permanent discontinuance or unavailability of the Commodity Index Closing Value, notwithstanding the availability of the price source or the status of trading in the relevant futures contracts.

For purposes of this definition, a discontinuance of publication of the Basket Commodity Index shall not be a Disappearance of Commodity Reference Price if the Calculation Agent shall have selected a Successor Index in accordance with “—Discontinuance of a Basket Index; Alteration of Method of Calculation.”

Material Change in Formula	Material Change in Formula means the occurrence since the Pricing Date of a material change in the formula for, or the method of calculating, the Commodity Index Closing Value.

Material Change in Content	Material Change in Content means the occurrence since the Pricing Date of a material change in the content, composition or constitution of the Basket Commodity Index.

Tax Disruption
Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a commodity (other than a tax on, or measured by reference to, a commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the Pricing Date, if the direct effect of such imposition, change or removal is to raise or lower the price on any day during the Observation Period from what it would have been without that imposition, change or removal.

Antidilution Adjustments
With respect to the ETF Shares, if such shares are subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor for the ETF Shares will be adjusted to equal the product of the prior respective Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one ETF Share.

No adjustment to the Adjustment Factor for the ETF Shares pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one millionths being rounded upward.

Discontinuance of the Basket ETF and/or the ETF Underlying Index; Alteration of Method
of Calculation
If the Basket ETF is liquidated or otherwise terminated (a “Liquidation Event”), the Share Price on any day during the Observation Period, including on the Determination Date, following the Liquidation Event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the ETF Underlying Index (or any ETF Successor Index) on such Trading Day (taking into account any material changes in the method of calculating the ETF Underlying Index or ETF Successor Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the Share Price and the denominator of which is the closing value of the ETF Underlying Index (or any ETF Successor Index), each determined as of the last day prior to the occurrence of the Liquidation Event on which a Share Price was available.

If the index publisher of the ETF Underlying Index discontinues publication of such index and such index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued ETF Underlying Index (the “ETF Successor Index), then any subsequent Share Price on any Trading Day following a Liquidation Event will be determined by reference to the published value of such ETF Successor Index at the regular weekday close of trading on such Trading Day.

Upon any selection by the Calculation Agent of an ETF Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of the notes, within three Trading Days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of such notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the index publisher of the ETF Underlying Index discontinues publication of the such index prior to, and such discontinuance is continuing on, any Trading Day during the Observation Period, the Determination Date or on the date of acceleration following a Liquidation Event and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the Share Price for such date.  The Share Price will be computed by the Calculation Agent in accordance with the formula for calculating the ETF Underlying Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at such time during the principal trading session of the relevant exchange on such date of each security most recently composing the ETF Underlying Index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the ETF Underlying Index may adversely affect the value of the notes.

Discontinuance of a Basket Index;
Alteration of Method of Calculation
If Index Publisher discontinues publication of a Basket Index and such Index Publisher or another entity (including Morgan Stanley & Co. Incorporated (“MS & Co.”)) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a “Successor Index”), then any subsequent Equity Index Value or Commodity Index Value, as applicable (the “Index Value”), will be determined by reference to the published value of such Successor Index at any time, and any subsequent Index Value will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on any Equity Index Business Day or Commodity Index Business Day, as applicable, that the Index Value is to be determined.

For the purpose of determining whether the Basket Performance has exceeded the Barrier Level on any day during the Observation Period, the deemed Initial Equity Index Value or Initial Commodity Index Value, as applicable (the “Initial Index Value”), of the applicable Successor Index will be determined so that the difference between the Index Value of the applicable Successor Index at the time of discontinuance of the discontinued index and the deemed Initial Index Value of such Successor Index represents the percentage difference between the Initial Index Value of the discontinued Basket Index and the Index Value of such discontinued Basket Index at the time of its discontinuance.  For example, assume a Basket Index, whose hypothetical Initial Index Value is 1,000, is discontinued with 1,100 as the last published Index Value prior to its discontinuance, and the Index Value of the Successor Index is 2,200 at the time of such discontinuance.  The Initial Index Value of such Successor Index will be deemed to be 2,000.  The Basket Performance will be computed based on such deemed Initial Index Value.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of such notes, within three Trading Days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the relevant notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Index Publisher discontinues publication of a Basket Index or its Successor Index prior to, and such discontinuance is continuing on, the Determination Date, any Equity Index Business Day or Commodity Index Business Day, as applicable (on which determination need be made as to whether the Basket Performance has exceeded the Barrier Level), or the date of acceleration and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the Index Value of the affected Basket Index for such date.  The Equity Index Value of an affected Basket Equity Index or its Successor Index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance.  The Commodity Index Value of an affected Basket Commodity Index or its Successor Index will be computed by the Calculation Agent in accordance with the formula used to calculate such index and composition of the futures contracts of such index on the last day on which such index was published.  Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index may adversely affect the value of the Notes.

If at any time, the method of calculating a Basket Index or its Successor Index, or the value thereof, is changed in a material respect (that, with respect to the Basket Commodity Index or its Successor Index, the Calculation Agent determines, in its sole discretion, not to be a Material Change in Formula), or if a Basket Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index or commodity index, as applicable, comparable to the Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Value with reference to the Basket Index or Successor Index, as adjusted.  Accordingly, if the method of calculating the Basket Index or Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the Basket Index or Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Book Entry Note or Certificated Note
Book Entry.  The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Notes.  Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.  In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC’s procedures.  For more information regarding DTC and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Form of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A.)

Agent	Morgan Stanley & Co. Incorporated and its successors (“MS & Co.”)

Bloomberg Page	The display page so designated by Bloomberg Financial Markets (“Bloomberg”) or any other display page that may replace that display page on Bloomberg and any successor service thereto.

Alternate Exchange Calculation
in Case of an Event of Default
In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the “Acceleration Amount”) will equal $10 principal amount per Note plus the Supplemental Redemption Amount, if any, determined as though the date of acceleration is the Determination Date and the Observation Period ends on such date.

If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent	Morgan Stanley & Co. Inc. (“MS & Co.”)

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred- thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Share Price and any Share Price of the Basket ETF, the Initial Equity Index Value and any Equity Index Value of the Basket Equity Index, the Initial Commodity Index Value and any Commodity Index Value of the Basket Commodity Index, the Initial Exchange Rate and any Exchange Rate of a Basket Currency, the Basket Performance on any day during the Observation Period, the Supplemental Redemption Amount, if any, or whether a Market Disruption Event has occurred.  See “—Market Disruption Event” above.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Graph
The following graph sets forth the historical performance of the Basket (assuming that each of the Basket Components is weighted as described in “—Basket” above) for the period from January 1, 2004 through August 7, 2009 and illustrates the effect of the offset and/or correlation among the Basket Components during such period.  The graph does not attempt to show your expected return on an investment in the Notes.  The historical performance of the Basket and the Basket Components should not be taken as an indication of their future performance.

Historical Performance of the Basket January 1, 2004 through August 7, 2009

Historical Information
The following tables set forth the published high, low and end of quarter share prices, index values or currency exchange rates, as applicable, for each of the Basket Components for each calendar quarter from January 1, 2004 through August 7, 2009.  The graphs following each Basket Component’s table set forth the historical performance of each respective Basket Component for the same period.  On August 7, 2009, the share price for the Basket ETF was

$36.53, the index value for the Basket Equity Index was 1,010.48, the index value for the Basket Commodity Index was 130.2410 and the currency exchange rates for the Japanese Yen, the Eurozone Euro and the Australian Dollar were 97.57, 1.4183 and 0.8372, respectively. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical prices, values, rates and the historical performance of the Basket Components should not be taken as an indication of future performance. We cannot give you any assurance that the Basket Performance on the Determination Date will be greater than zero, or that the Basket Performance on any day during the Observation Period will be above the Barrier Level, so that you will receive a payment at maturity in excess of the Stated Principal Amount of the Notes. The prices and values of the Basket Components may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. If the Basket Performance on the Determination Date is less than or equal to zero, and the Basket Performance on each day during the observation period has not been above the Barrier Level, the payment due at maturity will be equal to the stated principal amount of the Notes. We cannot give you any assurance that the Basket Performance will be greater than zero on the Determination Date, or that the Basket Performance on any day during the Observation Period will be above the Barrier Level, such that you will receive any Supplemental Redemption Amount.

The iShares® MSCI Emerging Markets Index Fund Historical High, Low and Period End Official Closing Prices January 1, 2004 through August 7, 2009
Basket ETF	High	Low	Period End
2004
First Quarter	19.8356	18.3833	19.5000
Second Quarter	20.2044	15.8844	17.9589
Third Quarter	19.1667	16.9633	19.1667
Fourth Quarter	22.4278	18.9000	22.4278
2005
First Quarter	24.6500	21.2111	22.5333
Second Quarter	24.3700	21.7000	23.8667
Third Quarter	28.3400	23.9433	28.2933
Fourth Quarter	29.8333	25.0500	29.4167
2006
First Quarter	33.5933	30.5167	33.0000
Second Quarter	37.0333	27.3167	31.3000
Third Quarter	33.1000	29.2000	32.2567
Fourth Quarter	38.2000	31.7667	38.0567
2007
First Quarter	39.5433	35.0967	38.8333
Second Quarter	44.4000	39.1500	43.8833
Third Quarter	50.1333	39.5000	49.8167
Fourth Quarter	55.7300	47.1767	50.1000
2008
First Quarter	50.3667	42.1555	44.7933
Second Quarter	51.7100	44.4700	45.2400
Third Quarter	44.4333	31.5500	34.1700
Fourth Quarter	34.5800	18.2600	24.9700
2009
First Quarter	27.1000	19.9400	24.8100
Second Quarter	34.6400	25.6300	32.2300
Third Quarter (through August 7, 2009)	37.1200	30.7400	36.5300

iShares® MSCI Emerging Markets Index Fund

The S&P 500® Index
Historical High, Low and Period End Closing Values
January 1, 2004 through August 7, 2009
Basket Equity Index	High	Low	Period End
2004
First Quarter	1,157.76	1,091.33	1,126.21
Second Quarter	1,150.57	1,084.10	1,140.84
Third Quarter	1,129.30	1,063.23	1,114.58
Fourth Quarter	1,213.55	1,094.81	1,211.92
2005
First Quarter	1,225.31	1,163.75	1,180.59
Second Quarter	1,216.96	1,137.50	1,191.33
Third Quarter	1,245.04	1,194.44	1,228.81
Fourth Quarter	1,272.74	1,176.84	1,248.29
2006
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.15	1,407.22	1,468.36
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter (through August 7, 2009)	1,010.48	879.13	1,010.48

S&P 500® Index

The Dow Jones-UBS Commodity IndexSM
Historical High, Low and Period End Official Settlement Prices
January 1, 2004 through August 7, 2009
Basket Commodity Index	High	Low	Period End
2004
First Quarter	151.6910	136.8180	150.8370
Second Quarter	154.9940	143.2890	144.0340
Third Quarter	153.1750	140.9910	153.1750
Fourth Quarter	159.2940	141.2710	145.6040
2005
First Quarter	165.2460	142.1800	162.0940
Second Quarter	162.3890	146.0780	152.8850
Third Quarter	179.0690	154.1070	178.2490
Fourth Quarter	180.2400	163.3580	171.1490
2006
First Quarter	174.2240	158.7800	165.1940
Second Quarter	187.6280	164.7230	173.2350
Third Quarter	179.9620	156.5870	159.9570
Fourth Quarter	175.2140	156.0750	166.5090
2007
First Quarter	173.5030	155.8800	171.9630
Second Quarter	176.4840	168.5220	169.6710
Third Quarter	179.7150	161.0620	178.2500
Fourth Quarter	185.5680	172.1230	184.9640
2008
First Quarter	219.0930	181.1570	201.5980
Second Quarter	234.1150	199.5660	233.0340
Third Quarter	237.9530	167.3910	167.7760
Fourth Quarter	167.4840	106.0920	117.2440
2009
First Quarter	123.4580	101.9990	109.7820
Second Quarter	131.1160	107.4940	122.5360
Third Quarter (through August 7, 2009)	132.9180	113.2370	130.2410

Dow Jones-UBS Commodity IndexSM

Japanese Yen
Historical High, Low and Period End Exchange Rates
January 1, 2004 through August 7, 2009
(expressed as units of Japanese yen per U.S. dollar)
Japanese Yen	High	Low	Period End
2004
First Quarter	112.04	104.22	104.22
Second Quarter	114.51	103.68	108.77
Third Quarter	111.99	108.19	110.05
Fourth Quarter	111.35	102.08	102.63
2005
First Quarter	107.57	102.05	107.15
Second Quarter	110.92	104.46	110.92
Third Quarter	113.51	109.16	113.51
Fourth Quarter	121.04	113.30	117.75
2006
First Quarter	119.04	114.15	117.78
Second Quarter	118.69	109.74	114.44
Third Quarter	118.18	114.02	118.18
Fourth Quarter	119.78	114.88	119.05
2007
First Quarter	121.94	115.53	117.83
Second Quarter	123.89	117.86	123.17
Third Quarter	123.41	113.38	114.81
Fourth Quarter	117.61	107.41	111.75
2008
First Quarter	111.64	97.33	99.69
Second Quarter	108.22	100.95	106.21
Third Quarter	110.53	104.18	106.11
Fourth Quarter	105.71	87.24	90.64
2009
First Quarter	99.15	88.75	98.96
Second Quarter	100.99	94.41	96.36
Third Quarter (through August 7, 2009)	97.57	92.54	97.57

Japanese Yen

Eurozone Euro
Historical High, Low and Period End Exchange Rates
January 1, 2004 through August 7, 2009
(expressed as units of U.S. dollar per Eurozone euro)
Eurozone Euro	High	Low	Period End
2004
First Quarter	1.2842	1.2128	1.2316
Second Quarter	1.2365	1.1822	1.2199
Third Quarter	1.2452	1.2011	1.2436
Fourth Quarter	1.3637	1.2285	1.3554
2005
First Quarter	1.3465	1.2757	1.2964
Second Quarter	1.3087	1.2032	1.2108
Third Quarter	1.2542	1.1902	1.2026
Fourth Quarter	1.2179	1.1670	1.1849
2006
First Quarter	1.2307	1.1820	1.2118
Second Quarter	1.2928	1.2092	1.2791
Third Quarter	1.2892	1.2505	1.2674
Fourth Quarter	1.3343	1.2513	1.3197
2007
First Quarter	1.3385	1.2893	1.3354
Second Quarter	1.3652	1.3302	1.3541
Third Quarter	1.4267	1.3426	1.4267
Fourth Quarter	1.4872	1.4048	1.4589
2008
First Quarter	1.5845	1.4454	1.5788
Second Quarter	1.5991	1.5380	1.5755
Third Quarter	1.5938	1.3998	1.4092
Fourth Quarter	1.4419	1.2453	1.3971
2009
First Quarter	1.4045	1.2530	1.3250
Second Quarter	1.4303	1.2921	1.4033
Third Quarter (through August 7, 2009)	1.4412	1.3884	1.4183

Eurozone Euro

Australian Dollar Historical High, Low and Period End Exchange Rates January 1, 2004 through August 7, 2009 (expressed as units of U.S. dollar per Australian dollar)

Australian Dollar	High	Low	Period End
2004
First Quarter	0.7985	0.7336	0.7667
Second Quarter	0.7668	0.6824	0.6993
Third Quarter	0.7323	0.6885	0.7277
Fourth Quarter	0.7917	0.7216	0.7803
2005
First Quarter	0.7984	0.7553	0.7729
Second Quarter	0.7813	0.7495	0.7624
Third Quarter	0.7750	0.7393	0.7620
Fourth Quarter	0.7636	0.7242	0.7328
2006
First Quarter	0.7582	0.7049	0.7164
Second Quarter	0.7758	0.7158	0.7421
Third Quarter	0.7711	0.7419	0.7461
Fourth Quarter	0.7910	0.7421	0.7885
2007
First Quarter	0.8099	0.7704	0.8086
Second Quarter	0.8494	0.8132	0.8494
Third Quarter	0.8879	0.7912	0.8879
Fourth Quarter	0.9341	0.8573	0.8751
2008
First Quarter	0.9490	0.8613	0.9131
Second Quarter	0.9629	0.9072	0.9585
Third Quarter	0.9793	0.7907	0.7924
Fourth Quarter	0.7874	0.6013	0.7026
2009
First Quarter	0.7233	0.6300	0.6913
Second Quarter	0.8209	0.6966	0.8064
Third Quarter (through August 7, 2009)	0.8444	0.7786	0.8372

Australian Dollar

The Basket ETF	The iShares® MSCI Emerging Markets Index Fund

The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM.  Shares of the fund trade on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EEM”.

The iShares® MSCI Emerging Markets Index Fund is managed by iShares®, Inc. (“iShares”), a registered investment company. iShares consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.  Information provided to or filed with the United States Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information regarding the iShares® MSCI Emerging Markets Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

iShares® is a registered mark of Barclays Global Investors, N.A. (“BGI”).  The Notes are not sponsored, endorsed, sold, or promoted by BGI.  BGI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes.  BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the Notes. This pricing supplement relates only to the Notes offered hereby and does not relate to the iShares® MSCI Emerging Markets Index Fund.

The MSCI Emerging Markets IndexSM

The MSCI Emerging Markets IndexSM was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.  As of June 2009 the MSCI Emerging Markets IndexSM consisted of the following 22 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.  Effective May 2010, Israel will be reclassified as a developed market and will no longer be included in the MSCI Emerging Markets IndexSM.  The MSCI Emerging Markets IndexSM includes components from all countries designated by MSCI as Emerging Markets. The MSCI Emerging Markets IndexSM was developed with a base value of 100 as of December 31, 1987.  The MSCI Emerging Markets IndexSM is reported by Bloomberg Financial Markets under ticker symbol “MXEF”.

The Basket Equity Index	The S&P 500® Index

The S&P 500® Index was developed by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., which we refer to as S&P, and is calculated, maintained and published by S&P.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500® Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any S&P 500® Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 500® Component Stock.  The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500® Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P 500® Component Stocks relative to the S&P 500® Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P 500® Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941-43=10.  In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P 500 Component Stocks by a number called the “S&P 500 Index Divisor.”  By itself, the S&P 500 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period value of the S&P 500® Index.  The S&P 500® Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“S&P 500 Index Maintenance”).

S&P 500® Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require a S&P 500® Index Divisor adjustment.  By adjusting the S&P 500® Index Divisor for the change in total Market Value, the value of the S&P 500® Index remains constant.  This helps maintain the value of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index.  All S&P 500® Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500® Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require S&P 500® Index Divisor adjustments.

The table below summarizes the types of S&P 500® Index maintenance adjustments and indicates whether or not a S&P 500® Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes
Company Change	Add new company Market Value minus old company Market Value	Yes
Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio
Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 500® Index Divisor of the S&P 500® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500®

Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500® Index Divisor has the effect of altering the Market Value of the S&P 500® Component Stock and consequently of altering the aggregate Market Value of the S&P 500 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500® Component Stock, a new S&P 500® Index Divisor (“New S&P 500® Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500® Divisor

New S&P 500® Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 500® Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 500® Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500® Index Divisor.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with securities, including the Notes.

The Notes are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P 500® Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index, which is determined, composed and calculated by S&P without regard to us or the Notes.  S&P has no obligation to take our needs or the needs of the owners of the Notes into consideration in determining, composing or calculating the S&P 500® Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Basket Commodity Index	The Dow Jones-UBS Commodity IndexSM

The Dow Jones–UBS Commodity IndexSM is currently composed of futures contracts on nineteen physical commodities, is quoted in U.S. dollars, and reflects the return of underlying commodity futures price movements only. The Dow Jones–UBS Commodity IndexSM is calculated, maintained and published daily by Dow Jones & Company, Inc. and UBS Securities LLC.  The Dow Jones–UBS Commodity IndexSM reflects returns that are potentially available through an unleveraged investment in the components of that index.  The Dow Jones-UBS Commodity IndexSM was formerly known as the Dow Jones-AIG Commodity IndexSM.  On May 6, 2009, UBS Securities LLC acquired AIG Financial Product Corp.’s commodity business, as a result of which the Dow Jones-AIG Commodity IndexSM became re-branded, and on May 8, 2009 began being published as the Dow Jones-UBS Commodity IndexSM.

The Dow Jones–UBS Commodity IndexSM was introduced in July 1998 to provide a unique, diversified and liquid benchmark for commodities as an asset class. The Dow Jones–UBS Commodity IndexSM currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The commodities included in the Dow Jones–UBS Commodity IndexSM for 2009 are: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. Futures contracts on the Dow Jones–UBS Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”).

The Dow Jones–UBS Commodity IndexSM is a proprietary index that Dow Jones and UBS Securities LLC developed and that Dow Jones, in conjunction with UBS Securities LLC, calculates.  The methodology for determining the composition and weighting of the Dow Jones–UBS Commodity IndexSM and for calculating its value is subject to modification by Dow Jones and UBS Securities LLC at any time.

The Dow Jones-UBS Commodity Index Supervisory Committee

Dow Jones and UBS Securities LLC have established the Dow Jones-UBS Commodity Index Supervisory Committee (the “Committee”) to assist them in connection with the operation of the Dow Jones–UBS Commodity IndexSM. The Committee includes prominent members of the financial, academic and legal communities and meets annually to consider any changes to be made to the Dow Jones–UBS Commodity IndexSM for the coming year. The Committee may also meet at such other times as may be necessary.

As described in more detail below, the Dow Jones–UBS Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones–UBS Commodity IndexSM are determined each year in June by UBS Securities LLC.  Following the Committee’s annual meeting in June or July, the annual weightings are publicly announced in July.

Composition of the Dow Jones–UBS Commodity IndexSM

Commodities Available For Inclusion in the Dow Jones–UBS Commodity IndexSM

With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the commodities with the potential for inclusion in the Dow Jones–UBS Commodity IndexSM is the subject of a futures contract that trades on a U.S. exchange.

The 23 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, live cattle, lean hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

The 19 commodities underlying the Dow Jones–UBS Commodity IndexSM selected for 2009 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

A futures contract known as a Designated Contract is selected for each commodity. With the exception of several LME contracts, where the Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Committee selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, the Committee selects the most actively traded contract. Data concerning this Designated Contract will be used to calculate the Dow Jones–UBS Commodity IndexSM.  The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

The composition of the Dow Jones–UBS Commodity IndexSM is recalculated by UBS Securities LLC in June of each year, under the supervision of the Committee, taking in account the relative liquidity and production percentages for each commodity designated for potential inclusion in the Dow Jones–UBS Commodity IndexSM.

Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones–UBS Commodity IndexSM are assigned to “Commodity Groups.”  The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group	Commodity
Energy:	Crude Oil
Heating Oil
Natural Gas
Unleaded Gasoline

Precious Metals:	Gold
Platinum
Silver

Industrial Metals:	Aluminum
Copper
Lead
Nickel
Tin
Zinc

Livestock:	Live Cattle
Lean Hogs

Grains:	Corn
Soybeans
Soybean Oil
Wheat

Softs:	Cocoa
Coffee
Cotton
Sugar

Annual Reweightings and Rebalancings of the Dow Jones–UBS Commodity IndexSM

The Dow Jones–UBS Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis.  The annual weightings for the Dow Jones–UBS Commodity IndexSM are determined each year in June by UBS Securities LLC under the supervision of the Committee, announced in July and implemented the following January.

Determination of Relative Weightings

The relative weightings of the component commodities included in the Dow Jones–UBS Commodity IndexSM are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively.  Each June, for each commodity designated for potential inclusion in the Dow Jones–UBS Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”).  The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones–UBS Commodity IndexSM.  The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones–UBS Commodity IndexSM.  The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity.  This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones–UBS Commodity IndexSM (the “Index Commodities”) and their respective percentage weights.

The Dow Jones–UBS Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class.  To ensure that no single commodity or commodity sector dominates the Dow Jones–UBS Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones–UBS Commodity IndexSM as of January of the applicable year:

•      No related group of commodities designated as a “Commodity Group” e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Dow Jones–UBS Commodity IndexSM.

•      No single commodity may constitute more than 15% of the Dow Jones–UBS Commodity IndexSM.

•      No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones–UBS Commodity IndexSM.

•      No single commodity that is in the Dow Jones–UBS Commodity IndexSM may constitute less than 2% of the Dow Jones–UBS Commodity IndexSM.

Following the annual reweighting and rebalancing of the Dow Jones–UBS Commodity IndexSM in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones–UBS Commodity IndexSM by calculating the new unit weights for each Index Commodity.  Towards the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement values on that date for Designated Contracts included in the Dow Jones–UBS Commodity IndexSM, are used to determine a “Commodity Index Multiplier” or “CIM” for each Index Commodity.  This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs.  After the CIMs are calculated, they remain fixed throughout the year.  As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

The Dow Jones–UBS Commodity IndexSM is calculated by Dow Jones, in conjunction with UBS Securities LLC, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones–UBS Commodity IndexSM (based on their relative weightings).  Once the CIMs are determined as discussed above, the calculation of the Dow Jones–UBS Commodity IndexSM is a mathematical process whereby the CIMs for the Index Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts.  These products are then summed.  The percentage change in this sum is then applied to the prior Index value to calculate the current Index value.

The Dow Jones–UBS Commodity IndexSM is a Rolling Index

The Dow Jones–UBS Commodity IndexSM is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity.  In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased.  The rollover for each contract occurs over a period of five Commodity Index Business Days each month according to a pre-determined schedule.  This process is known as “rolling” a futures position.  The Index is, therefore, a “rolling index”.

Index Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges.  The daily calculation of the Dow Jones–UBS Commodity IndexSM will be adjusted in the event that UBS Securities LLC determines that any of the following Index calculation disruption events exists:

•      the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones–UBS Commodity IndexSM on that day,

•      the settlement value of any futures contract used in the calculation of the Dow Jones–UBS Commodity IndexSM reflects the maximum permitted price change from the previous day's settlement value,

•      the failure of an exchange to publish official settlement values for any futures contract used in the calculation of the Dow Jones–UBS Commodity IndexSM, or

•      with respect to any futures contract used in the calculation of the Dow Jones–UBS Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

“Dow Jones®”, “DJ”, “UBS” “Dow Jones–UBS Commodity IndexSM,” “DJ-UBSSM” and “DJ-UBSCISM” are service marks of Dow Jones & Company, Inc. (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, and have been licensed for use for certain purposes by Morgan Stanley.

The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their subsidiaries or affiliates.  None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the Notes particularly.  The only relationship of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates to Morgan Stanley is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSSM, which is determined, composed and calculated by Dow Jones in conjunction with UBS Securities without regard to Morgan Stanley or the Notes.  Dow Jones and UBS Securities have no obligation to take the needs of Morgan Stanley or the owners of the Notes into consideration in determining, composing or calculating DJ-UBSSM.  None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash.  None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to the Notes customers, in connection with the administration, marketing or trading of the Notes.  Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by Morgan Stanley, but which may be similar to and competitive with the Notes.  In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures.  It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and the Notes.

This pricing supplement relates only to the Notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-UBS Commodity IndexSM components.  Purchasers of the Notes should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates.  The information in this pricing supplement regarding the Dow Jones-UBS Commodity IndexSM components has been derived solely from publicly available documents.  None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity IndexSM components in connection with the Notes.  None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.  NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO.  NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR

AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND MORGAN STANLEY, OTHER THAN UBS AG.

The Basket Indices and the ETF
Underlying Index
We have derived all information contained in this pricing supplement regarding the Basket Indices and the ETF Underlying Index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, from publicly available information.  Such information reflects the policies of, and is subject to change by, the publisher of the applicable index.  Each Basket Index and the ETF Underlying Index is developed, calculated and maintained by its respective index publisher.  Neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Basket Indices or the ETF Underlying Index or the index publisher of any such index in connection with the offering of the Notes.  We cannot give any assurance that all events occurring prior to the date of the offering of the Notes (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph that would affect the value of the Basket Indices or the ETF Underlying Index have been publicly disclosed.  Subsequent disclosure of any such events could affect the value received at maturity with respect to the Notes and therefore the trading prices of the Notes.  The index publishers of the Basket Indices and the ETF Underlying Index are under no obligation to continue to publish such indices and may discontinue publication of such indices at any time.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of the Basket Equity Index or the ETF Underlying Index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers.  These research reports may or may not recommend that investors buy or hold the securities of such issuers.  As a prospective purchaser of the Notes, you should undertake an independent investigation of the issuers of the component stocks of the Basket Equity Index and the ETF Underlying Index and of the Basket Equity Index and the ETF Underlying Index to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in the Notes.

Use of Proceeds and Hedging	The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the

Notes.  The original issue price of the Notes includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Pricing Date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Notes by taking positions in the Basket Components, in futures or options contracts on the Basket Components or any component securities and commodity contracts underlying the ETF Underlying Index or the Basket Indices as listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the values of the Basket Components, and, therefore, increase the Basket Performance which the Basket must be above on the Determination Date, or on any day during the Observation Period, before you will receive at maturity a payment that exceeds the Stated Principal Amount of the Notes.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes by purchasing and selling the Basket Components and/or the securities and commodity contracts underlying the ETF Underlying Index or the Basket Indices or futures or options contracts on the Basket Indices or the ETF Underlying Index listed on major securities or commodities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by buying any such securities or instruments on the Pricing Date and/or selling such securities or instruments on the Determination Date.  Such hedging activities could cause the Basket Performance on any day during the Observation Period to exceed the Barrier Level, resulting in investors receiving at maturity a fixed Supplemental Redemption Amount that is not linked to the Basket Performance on the Determination Date.  We cannot give any assurance that our hedging activities will not affect the value of the Basket Components and, therefore, adversely affect the value of the Notes or the payment you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution
Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement.  The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement.  The Agent may distribute the Notes through Morgan Stanley Smith Barney LLC (“MSSB”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and

Bank Morgan Stanley AG are affiliates of Morgan Stanley.  The Agent may allow a concession not in excess of 2.00% per Notes to MSSB; provided that, concessions allowed to MSSB in connection with the offering may be reclaimed by the Agent if, within 30 days of the offering, the Agent repurchases the Notes distributed by MSSB.  After the initial offering of the Notes, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Notes against payment therefor in New York, New York on August       , 2009, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the Notes.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Notes on the date of pricing or on or prior to the third Business Day prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes.  Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes, for its own account.  The Agent must close out any naked short position by purchasing the Notes in the open market.  A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, the Notes, the Basket Components or the securities and commodity contracts underlying the index tracked by the Basket ETF or the Basket Indices in the open market to stabilize the price of the Notes.  Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes.  The Agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes.  See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes.  We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Notes have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Notes may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Notes or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Notes to the public in Hong Kong as the Notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Notes nor make the Notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute the pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to persons in Singapore other than:

(a)      an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)      an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)      a person who acquires the Notes for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)      otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Benefit Plan Investor Considerations
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to assets of any plan involved in the transaction, and provided further that the plan pays no more than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Notes.

Because we may be considered a party in interest with respect to many Plans, the Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a plan or a plan asset entity and is not purchasing such Notes on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the Notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any Notes to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

United States Federal Income
Taxation	Subject to the discussion below, the Notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Please read the discussions in the sections called “United States Federal Taxation – Tax Consequences to U.S. Holders – Notes – Optionally Exchangeable Notes,” “United States Federal Taxation – Tax Consequences to U.S. Holders – Backup Withholding and Information Reporting” and “United States Federal Taxation – Tax Consequences to U.S. Holders – Disclosure Requirements” of the accompanying prospectus supplement.  The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the “Tax Disclosure Sections.”

In summary, U.S. Holders generally will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount (“OID”) as interest income on the Notes on a constant yield basis in each year that they hold the Notes, even though no stated interest will be paid on the Notes.  As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, as discussed in the accompanying prospectus supplement.  In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes generally will be treated as ordinary income.

The rate of accrual of OID on the Notes is the “comparable yield” as described in the Tax Disclosure Sections of the accompanying prospectus supplement.  If the Notes were priced on August 10, 2009, the comparable yield would be an annual rate of 3.6756% compounded semi-annually.  Based on the comparable yield set forth above, the “projected payment schedule” for a Note (assuming an issue price of $10) consists of a projected amount equal to $11.1554 due at maturity.  However, the comparable yield and the projected payment schedule for the Notes will be determined on the pricing date and may be significantly higher or lower  than the comparable yield and the projected payment schedule set forth above.  The comparable yield and the projected payment schedule for the Notes will be provided in the final pricing supplement.

Based on the comparable yield set forth above, the following table states the amount of OID (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Notes) that will be deemed to have accrued with respect to a Note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year):

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
Original Issue Date through December 31, 2009	$0.1317	$0.1317
January 1, 2010 through June 30, 2010	$0.1862	$0.3179
July 1, 2010 through December 31, 2010	$0.1896	$0.5075
January 1, 2011 through June 30, 2011	$0.1931	$0.7006
July 1, 2011 through December 31, 2011	$0.1967	$0.8973
January 1, 2012 through June 30, 2012	$0.2003	$1.0976
July 1, 2012 through the Maturity Date	$0.0578	$1.1554

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

Notwithstanding the foregoing, if the basket performance increases above the barrier level prior to the original issue date of the Notes, the Notes will not be treated as “contingent payment debt instruments” for U.S. federal income tax purposes.  In this event, the Notes will be treated as debt instruments issued with OID in an amount equal to the excess of the payment at maturity over the issue price of each Note.  A U.S. taxable investor will be required to include OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of such investor’s method of accounting.  Gain or loss realized on the sale, exchange or at maturity of a Note generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Notes for more than one year.  U.S. taxable investors should read the sections of the accompanying prospectus called “United States Federal Taxation — Tax Consequences to U.S. Holders — Sale, Exchange or Retirement of the Debt Securities” and “United States Federal Taxation — Tax Consequences to U.S. Holders — Backup Withholding and Information Reporting” for a discussion of the tax consequences that would apply were the basket performance to increase above the barrier level prior to the original issue date.

Tax Consequences to Non-U.S. Holders

If you are a non-U.S. investor, please read the discussion under “United States Federal Taxation — Tax Consequences to Non-U.S.

Holders” in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of an investment in the Notes.  Non-U.S. investors should also note that the discussion in the accompanying prospectus supplement does not address the tax consequences to non-U.S. investors for whom income or gain in respect of the Notes is effectively connected with the conduct of a trade or business in the United States.  Such non-U.S. investors should consult their tax advisers regarding the potential tax consequences of an investment in the Notes.